Exhibit 10.4

AMENDED AND RESTATED LIMITED GUARANTY

as of April 22, 2016

To:        WESTERN ALLIANCE BANK

1.     The Guaranty.

(a)     For valuable consideration, the undersigned (“Guarantor”) hereby unconditionally guarantees and promises to pay promptly to Western Alliance Bank, an Arizona corporation, as successor-in-interest to Bridge Bank, N.A. (“Lender”), or order, in lawful money of the United States, any and all Indebtedness of Determine, Inc., a Delaware corporation, f/k/a Selectica, Inc., and Determine Sourcing, Inc., a Delaware corporation, f/k/a Selectica Sourcing Sourcing Inc., (individually and collectively, jointly and severally, the “Borrower”), to Lender when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. Except as otherwise provided in Section 1(b) , the liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness guaranteed and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness. The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor’s liability under any other guaranties signed by Guarantor. If more than one individual or entity sign this Guaranty, their obligations under this Guaranty shall be joint and several.

(b)     Notwithstanding anything to the contrary contained in this Guaranty, the maximum liability of Guarantor to Lender pursuant to this Guaranty shall be an amount equal to $3,000,000.00, plus an amount equal to 90 days Finance Charge with respect to the Cash-Secured Advances II (assuming that the full amount of Cash-Secured Advances II available under the Financing Agreement (as hereinafter defined), are outstanding at all times), plus any amounts owing under Section 25 of this Guaranty (collectively, the “Guaranteed Amount”).

(c)     Notwithstanding anything to the contrary contained in this Guaranty, this Guaranty shall terminate on April 30, 2018, unless prior to that date demand for payment is made.

2.     Definitions. All initially capitalized terms used but not defined herein have the respective meanings assigned to them in the Financing Agreement:

(a)     “Borrower” means the individual or the entity named in Paragraph 1 of this Guaranty and, if more than one, then any one or more of them.

(b)     “Financing Agreement” means that certain Amended and Restated Business Financing Agreement dated as of July 25, 2014 by and between Borrower and Lender, as amended by that certain Amendment Number One to Amended and Restated Business Financing Agreement and Waiver of Defaults dated as of December 31, 2014, that certain Amendment Number Two to Amended and Restated Business Financing Agreement and Consent dated as of March 11, 2015, that certain Amendment Number Three to Amended and Restated Business Financing Agreement dated as of June 5, 2015, that certain Amendment Number Four to Amended and Restated Business Financing Agreement dated as of November 13, 2015, that certain Amendment Number Five to Amended and Restated Business Financing Agreement dated as of even date herewith, that certain Amendment Number Six to Amended and Restated Business Financing Agreement, dated as of March 18, 2016, and as may be further amended or restated from time to time.

(c)      “Guarantor” means the individual or the entity signing this Guaranty and, if more than one, then any one or more of them, jointly and severally.

(d)     “Indebtedness” means any and all debts, liabilities, and obligations of Borrower to Lender, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Lender by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Lender for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable. Indebtedness includes, without limitation, any and all obligations of Borrower to Lender for reasonable attorneys’ fees and all other costs and expenses incurred by Lender in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Lender.

3.     Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

4.     Rights of Lender. Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof (subject only to the terms of the Financing Agreement), including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Indebtedness; (b) receive and hold security for the payment of any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness.

5.     Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor’s obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Lender described in the immediately preceding paragraph of this Guaranty. It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.

6.     Guarantor’s Waivers of Certain Rights and Certain Defenses. Guarantor waives: (a) any right to require Lender to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Lender’s power whatsoever; (b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower; (c) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower; and (d) the benefit of any statute of limitations affecting Guarantor’s liability hereunder. No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7.     Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on the Indebtedness (including Guarantor), notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness.

8.     Waivers of Other Rights and Defenses.

(a)     Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(b)     Guarantor waives all rights and defenses that Guarantor may have because any of the Indebtedness is secured by real property. This means, among other things: (i) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any of the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c)     Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

9.     Security. To secure all of Guarantor’s obligations hereunder, Guarantor assigns and grants to Lender a security interest in all moneys, securities, and other property of Guarantor now or hereafter in the possession of Lender, all deposit accounts of Guarantor maintained with Lender, and all proceeds thereof. Upon default or breach of any of Guarantor’s obligations to Lender, Lender may apply any deposit account to reduce the Indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Lender and Guarantor.

10.     Subordination. Any indebtedness of Borrower to Guarantor, now or hereafter existing, including but not limited to any indebtedness to Guarantor as subrogee of Lender or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness. In addition to Guarantor's waiver of any right of subrogation as set forth in this Guaranty with respect to any indebtedness of Borrower to Guarantor as subrogee of Lender, Guarantor agrees that, if Lender so requests at any time when an Event of Default has occurred and is continuing, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other indebtedness of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Lender may have on any such property.

11.     Revocation of Guaranty.

(a)     Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke this Guaranty as to future Indebtedness and, in light thereof, all protection afforded Guarantor under Section 2815 of the California Civil Code. Guarantor fully realizes and understands that, upon execution of this agreement, Guarantor will not have any right to revoke this Guaranty as to any future Indebtedness and, thus, may have no control over such Guarantor’s ultimate responsibility for the Indebtedness. If, contrary to the express intent of this agreement, any such revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that: (a) no such revocation shall be effective until written notice thereof has been received by Lender; (b) no such revocation shall apply to any Indebtedness in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof); (c) no such revocation shall apply to any Indebtedness made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender which is, or is believed in good faith by Lender to be, in existence on the date of such revocation; (d) no payment by Borrower, or from any other source, prior to the date of such revocation shall reduce the obligations of such Guarantor hereunder; and (e) any payment by Borrower or from any source other than such Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the obligations, if any, as to which the revocation by such Guarantor is effective (and which are not, therefore, guarantied by such Guarantor hereunder), and, to the extent so applied, shall not reduce the obligations of such Guarantor hereunder.

(b)     In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Indebtedness existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of the death of the deceased Guarantor pursuant to a commitment made by Lender to Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Indebtedness existing at that time, but also as to the Indebtedness thereafter incurred by Borrower to Lender.

(c)     Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrower, the dissolution of Borrower, or the termination, increase, decrease, or other change of any personnel or owners of Borrower.

12.     Reinstatement of Guaranty. If this Guaranty is revoked, returned, or cancelled, and subsequently any payment or transfer of any interest in property by Borrower to Lender is rescinded or must be returned by Lender to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

13.     Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Lender.

14.     No Deductions. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. In the event that Guarantor or Lender is required by law to make any such deduction or withholding, Guarantor agrees to pay on behalf of Lender such amount directly to the appropriate person or entity, or if the Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Lender such additional amounts as will result in the receipt by Lender of the full amount payable hereunder. Guarantor shall promptly provide Lender with evidence of payment of any such amount made on Lender’s behalf.

15.    Information Relating to Borrower. Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower’s financial condition or business operations as Guarantor may require, and that Lender has no duty, and Guarantor is not relying on Lender, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

16.     Borrower’s Authorization. Where Borrower is a corporation, partnership, trust, or limited liability company, it is not necessary for Lender to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor’s liability set forth herein.

17.     Information Relating to Guarantor. Guarantor authorizes Lender to verify or check any information given by Guarantor to Lender, check Guarantor’s credit references, verify employment, and obtain credit reports. Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general partner of Guarantor and to Guarantor’s spouse and any such general partner’s spouse if Guarantor or such general partner is married and lives in a community property state.

18.     Guarantor’s Covenants. Until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated and each and every term, covenant, and condition of this Guaranty is fully performed, Guarantor agrees:

(a)     to provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time:

(i)     Guarantor's annual financial statements upon request of Lender. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to Lender;

(ii)     Guarantor's quarterly financial statements upon request of Lender. These financial statements must be certified and dated by an authorized financial officer of Guarantor;

(iii)     additional information reasonably requested by Lender from time to time regarding the financial condition of any corporations, partnerships, limited liability companies, or other entities in which Guarantor owns, directly or indirectly, a material interest; and

(iv)     copies of Guarantor’s federal income tax return (with all forms K-1 attached, if applicable) together with a statement of any contributions made by Guarantor to any subchapter S corporation or trust, and, if requested by Lender, copies of any extensions of the filing date.

19.     Taxes. Guarantor represents and warrants that it is organized and resident in the United States of America. If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to a U.S. office of Lender so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, Guarantor makes a payment under this Guaranty to which withholding tax applies, then Guarantor shall pay any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which Lender’s principal office or actual lending office is located and (b) measured by the United States taxable income Lender would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor’s country) that are at any time imposed on any such payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph. Further, Guarantor shall also pay to Lender, on demand, all additional amounts that Lender specifies as necessary to preserve the after-tax yield Lender would have received if such taxes had not been imposed.

20.     Change of Status. Guarantor shall not enter into any consolidation, merger, or other combination unless Guarantor is the surviving business entity. Further, Guarantor shall not change its legal structure unless (a) Guarantor obtains the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed, and (b) all Guarantor’s obligations under this Guaranty are assumed by the new business entity.

21.     Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or sent by electronic mail to the email addresses listed on the signature page, or to such other addresses as Lender and Guarantor may specify from time to time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy and electronic mail shall be deemed delivered when transmitted.

22.     Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor’s executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Lender, and (b) inures to the benefit of Lender and Lender’s indorsees, successors, and assigns. Lender may, with notice to Guarantor and without affecting Guarantor’s obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part. Guarantor agrees that Lender may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Lender’s possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

23.     Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Lender to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

24.     Costs and Expenses. Guarantor agrees to pay all reasonable attorneys’ fees, including allocated costs of Lender’s in-house counsel, and all other costs and expenses which may be reasonably incurred by Lender (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Lender in any case commenced by or against Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

25.     Governing Law and Jurisdiction. This Guaranty shall be governed by and construed under the laws of the State of California. Guarantor irrevocably (a) submits to the non-exclusive jurisdiction of any federal or state court sitting in the State of California in any action or proceeding arising out of or relating to this Guaranty and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Lender in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

26.     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

27.     Reference Provision.

(a)     In the event the Jury Trial waiver is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b)     With the exception of the items specified in Section 28(c) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c)     The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d)     The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e)     The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f)     The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g)     Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h)     The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i)     If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j)     THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

28.     Remedies. All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

29.     Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

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Executed as of the date set forth on the first page.

ALLIANCE SEMICONDUCTOR CORPORATION,

a Delaware corporation

By:         /s/ Alan B. Howe

Name:    Alan B. Howe

Title:      CEO

Address for notices to Lender:	Address for notices to Guarantor:

Western Alliance Bank 55 Almaden Boulevard, Suite 100 San Jose, CA 95113 Attn: Lee Shodiss	Alliance Semiconductor Corporation 10755 Scripps Poway Parkway, # 302 San Diego, CA 92131 Attn: Alan Howe
Email: ahowe@bbi-llc.com

Amended and Restated Limited Guaranty